     As filed with the Securities and Exchange Commission on April 9, 1998
================================================================================
                                                     Registration No. 333-______
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                             -------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             -------------------
                         OBJECTIVE COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)

              Delaware                              54-1707962
  (State or Other Jurisdiction of                (I.R.S. Employer
   Incorporation or Organization)              Identification No.)

                             50 International Drive
                        Portsmouth, New Hampshire 03801
                    (Address of Principal Executive Offices)
                             -------------------
                         Objective Communications, Inc.
                           1996 Stock Incentive Plan
                            (Full Title of the Plan)
                             -------------------
                                Robert H. Emery
            Vice President, Administration and Finance and Secretary
                             50 International Drive
                        Portsmouth, New Hampshire 03801
                    (Name and Address of Agent for Service)

                                 (603) 334-6700
         (Telephone Number, Including Area Code, of Agent for Service)
                                   Copies to:
                              Ellen C. Grady, Esq.
                       Shaw Pittman Potts & Trowbridge
                             1501 Farm Credit Drive
                             McLean, Virginia 22102
                                 (703) 790-7900


                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------
  Title Of Securities      Amount To Be        Proposed Maximum       Proposed Maximum      Amount Of
    To Be Registered        Registered        Aggregate Offering     Aggregate Offering   Registration
                                                Price Per Unit             Price               Fee
-------------------------------------------------------------------------------------------------------
 Common Stock,
 $.01 par value          450,000 shares            $ 19.375(1)        $ 8,718,750(1)        $2,572.03
 per share
-------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended. The registration fee is calculated based on the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq National Market on April 3, 1998.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

   The following documents, which are on file with the Securities and Exchange Commission, are incorporated herein by this reference and made a part hereof:

   (a) the Annual Report on Form 10-KSB of Objective Communications, Inc. (the "Registrant") for the year ended December 31, 1997 and

   (b) the description of the Registrant's Common Stock contained in its Registration Statement on Form 8-A filed with the Securities and Exchange Commission on March 13, 1997 registering the Common Stock of the Registrant under Section 12(g) of Securities Exchange Act of 1934, as amended (the "Exchange Act").

   All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such reports and documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

   Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

   None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

   The certificate of incorporation of the Registrant (the "Certificate of Incorporation") provides for the indemnification of the Registrant's directors and officers to the fullest extent permitted under the Delaware General Corporation Law (the "GCL").

   As permitted by the GCL, the Certificate of Incorporation provides that directors of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or violation of law; (iii) for acts and omissions relating to prohibited dividends or distributions or the purchase or redemption of stock; or (iv) for any transaction from which the director derives an improper personal benefit.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers or persons controlling the

Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

   The Registrant has also obtained officers' and directors' liability insurance with respect to liabilities arising out of certain matters, including matters arising under the Securities Act.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

   Not applicable.

ITEM 8.  EXHIBITS.

   Exhibit
   Number                 Description of Exhibit
   -------                ----------------------
   4(a)                   Form of Warrant for the Purchase of Shares of Common Stock, issued in connection with the private placement of $2,000,000 aggregate principal amount of Bridge Notes (Incorporated by reference to Exhibit
                          3.4 forming a part of the Registrant's Registration Statement on Form SB-2 (File No. 333-20625) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended).

   4(b)                   Form of Warrant to Purchase Common Stock of the Registrant, issued in connection with the private placement of units in June 1995 and August 1996 (Incorporated by reference to Exhibit 3.5 forming a part of the Registrant's Registration Statement on Form SB-2 (File No. 333-20625) filed with the Securities and
                          Exchange commission under the Securities Act of 1933, as amended).

   4(c)                   Form of Warrant for the Purchase 100,000 Shares of Common Stock, $.01 par value per share, issued in connection with the private placement of Series A Convertible Preferred Stock and warrants in December
                          1996 and January 1997 (Incorporated by reference to Exhibit 3.7 forming a part of the Registrant's
                          Registration Statement on Form SB-2 (File No. 333-20625) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended).

   4(d)                   Form of Option for the Purchase of 180,000 Shares of Common Stock issued to Barington Capital Group, L.P.
                          (Incorporated by reference to Exhibit 3.8 forming a part of the Registrant's Registration Statement on Form SB-2 (File No. 333-20625) filed with the Securities and Exchange Commission under the Securities
                          Act of 1933, as amended).

   4(e)                   Form of Stock Option Agreement, dated December 18, 1997, by and between the Registrant and Barington
                          Capital Group, L.P. (Incorporated

                          by reference to Exhibit 10.8 forming a part of the Registrant's Annual Report on Form 10-KSB for the year ended December 31, 1997).

   4(f)                   Specimen certificate evidencing shares of Common Stock of the Registrant (Incorporated by reference to Exhibit 4.2 to the Registrant's Registration Statement on Form SB-2  (File No. 333-20625) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended).

   5                      Opinion of Counsel, Shaw Pittman Potts & Trowbridge (filed herewith).

   23(a)                  Consent of Coopers & Lybrand L.L.P., Independent Accountants (filed herewith).

   23(b)                  Consent of Counsel, Shaw Pittman Potts & Trowbridge (filed as part of Exhibit 5 hereto).

ITEM 9.  UNDERTAKINGS.

   (a)    Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii) to reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement;

              (iii) to include any additional or changed material information on the plan of distribution;

          (2) that, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement of the securities offered, and the offering of such securities at that time shall be deemed to be the initial bona fide offering; and

          (3) to file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES

   The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portsmouth, New Hampshire, on this 9th day of April, 1998.


                                 OBJECTIVE COMMUNICATIONS, INC.
                                 (Registrant)

                                  /s/ Steven A. Rogers
                                 -----------------------------------
                                 Steven A. Rogers
                                 President and Chief Executive Officer




   Pursuant to the requirements on the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name                                         Title                          Date
----                                         -----                          ----
                                             President and Chief
                                             Executive Officer, and
                                             Director (Principal
 /s/ Steven A. Rogers                        Executive Officer)             April 9, 1998
-----------------------------------------
Steven A. Rogers



                                             Vice President,
                                             Administration and Finance
                                             and Secretary (Principal
 /s/ Robert H. Emery                         Financial and Accounting       April 9, 1998
-----------------------------------------    Officer)
Robert H. Emery


                                             Chairman of the Board of
 /s/ Clifford M. Kendall                     Directors                      April 9, 1998
------------------------------------------
Clifford M. Kendall

 /s/ Anthony M. Agnello                      Director                       April 9, 1998
-----------------------------------------
Anthony M. Agnello



/s/ Robert L. Barnett                        Director                       April 9, 1998
-----------------------------------------
Robert L. Barnett



 /s/ Donald W. Barrett                       Director                       April 9, 1998
-----------------------------------------
Donald W. Barrett



 /s/ Eugene R. Cacciamani                    Director                       April 9, 1998
-----------------------------------------
Eugene R. Cacciamani



 /s/ Marc S. Cooper                          Director                       April 9, 1998
-----------------------------------------
Marc S. Cooper



 /s/ Lincoln D. Faurer                       Director                       April 9, 1998
------------------------------------------
Lincoln D. Faurer



 /s/ Richard T. Liebhaber                    Director                       April 9, 1998
-----------------------------------------
Richard T. Liebhaber



 /s/ Roy C. Nash                             Director                       April 9, 1998
-----------------------------------------
Roy C. Nash

 /s/ John B. Torkelsen                       Director                       April 9, 1998
-----------------------------------------
John B. Torkelsen





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